US SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

Mod Hospitality, Inc.

(Name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-24723	88-0393257
(Commission File Number)	(I.R.S. Employer
Identification No.)

18565 Soledad Canyon Road #153

Canyon Country, CA 91351

(310) 309-9080

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Mod Hospitality, Inc., a Nevada corporation.

Item 4.01 Changes in Registrant's Certifying Accountant.

On September 16, 2009, the Board of Directors received notice of and accepted the resignation of the company’s independent auditor, Conner & Associates, PC (“Conner”). Larry O’Donnell (“O’Donnell”) was engaged as the company’s independent auditor. The decision to change auditors was approved by the Board of Directors.

The report of Conner on the financial statements for year ended December 31, 2008 did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's most recent completed fiscal year, there were no disagreements with Conner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Conner, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company.

During the Company's most recent completed fiscal year, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company.

During the Company's most recent completed fiscal years, the Company did not consult with O’Donnell with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009	By: /s/ Kyle Gotshalk
Kyle Gotshalk Chairman, Chief Executive Officer (Principal Executive Officer), Acting Chief Financial officer (Principal Accounting Officer)

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